EXHIBIT (a)(1)(xviii)

As of the expiration of the tender offers, the results of the tender offers were as follows:

•

173,026 Series D warrants (3.6% of outstanding class of warrants)

•

No Series D underwriter warrants (0% of outstanding class of warrants)

•

601,500 Series E warrants (45.4% of outstanding class of warrants)

•

40,416 Series E underwriter warrants (21.6% of outstanding class of warrants)

•

1,834,000 Series F warrants (22.5% of outstanding class of warrants)

•

174,360 Series F underwriter warrants (23.5% of outstanding class of warrants)

In accordance with the terms of the Offer to Purchase, Sun American will pay warrantholders an aggregate consideration of approximately $950,705.10